As filed with the Securities and Exchange Commission on January 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERCO

(Exact name of registrant as specified in its charter)

Nevada	88-0106815
(State or other jurisdiction of	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1325 Airmotive Way, Suite 100

Reno, Nevada 89502-3239

(775) 688-6300

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Laurence De Respino, Esq.

General Counsel

AMERCO

1325 Airmotive Way, Suite 100

Reno, Nevada 89502-3239

(775) 688-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory R. Hall, Esq.

DLA Piper LLP (US)

2525 East Camelback Road, Suite 1000

Phoenix, AZ 85016

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [X]                                                                                          Accelerated filer    [   ]

Non-accelerated filer   [   ]    (Do not check if a smaller reporting company)         Smaller reporting company   [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities
Common Stock, par value $0.25 per share
Preferred Stock, par value $0.___ per share

(1) An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.  Separate consideration may or may not be received for securities that are issuable upon conversion of exchange of other securities.  Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r), except for filing fees of $17,687 that have already been paid with respect to unsold securities of the registrant previously registered pursuant to registration statement no. 333-169832 on Form S-3 which became effective on January 20, 2011.  Pursuant to Rule 415(a)(6), the registrant is carrying forward $248,068,500 in unsold securities and $17,687 in filing fees associated with those unsold securities from registration statement no. 333-169832 to this registration statement, which filing fees have been paid in advance of any future offerings of securities registered under this registration statement.  Any additional registration fees will be paid subsequently on a pay-as-you-go basis.  Pursuant to Rule 415(a)(6), the offering of the unsold securities registered pursuant to registration statement no. 333-169832 will be deemed terminated as of the date of effectiveness of this registration statement.

PROSPECTUS

Debt Securities

Common Stock
Preferred Stock

By this prospectus, we may offer from time to time: debt securities; common stock; and preferred stock.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “UHAL.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

____________________

Investing in our securities involves certain risks.  See “Risk Factors” beginning on Page 5 of this prospectus and in the applicable prospectus supplement for certain risks you should consider.  You should carefully read the entire prospectus before you invest in our securities.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

____________________

January 17, 2014

TABLE OF CONTENTS

About This Prospectus	1
About AMERCO	4
Risk Factors	5
Note Regarding Forward-Looking Statements	5
Description of Securities	6
Use of Proceeds	6
Ratio of Earnings to Fixed Charges	6
Plan of Distribution	7
Legal Matters	8
Experts	8
Incorporation of Certain Information by Reference	9
Where You Can Find More Information	10

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared or authorized by us.  Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us.  Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that AMERCO has filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process for the offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.  Under the shelf registration process, we may, over time, sell any combination of securities described in this prospectus.

This prospectus provides you with a general description of the securities that AMERCO may offer hereunder.  Each time AMERCO sells a type or series of securities, it will provide a prospectus supplement that will contain specific information about the offering and the terms of the particular securities offered.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information.”

In each prospectus supplement, we will include the following information:

•         designation or classification;

•         the aggregate principal amount or aggregate offering price of securities that we propose to sell;

•         with respect to debt securities, the maturity;

•         original issue discount, if any;

•         the rates and times of payment of interest, dividends or other payments, if any;

•         redemption, conversion, exchange, settlement or sinking fund terms, if any;

•         ranking;

•         restrictive covenants, if any;

•         the names of any underwriters, agents or dealers to or through which the securities will be sold;

•         any compensation of those underwriters, agents or dealers;

•         information about any securities exchanges or automated quotation systems on which the securities will be listed or traded or the fact that such securities will not be listed or traded on any exchange;

•         any risk factors applicable to the securities that we propose to sell;

•         important federal income tax considerations; and

•         any other material information about the offering and sale of the securities.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC’s public reading room mentioned under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•         the names of those underwriters or agents;

•         applicable fees, discounts and commissions to be paid to them;

•         details regarding over-allotment options, if any; and

•         the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness.  Additionally, we may issue common and/or preferred stock from time to time.  Any such issuance of equity securities may cause the dilution of our existing outstanding equity securities.

If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. If we issue preferred stock, it will be issued pursuant to a certificate of designation of the rights and preferences of such securities, to the extent and in the manner described in such document.  We urge you to read the prospectus supplement related to the series of debt securities or equity securities being offered, as the case may be, as well as the complete indenture that contains the terms of the debt securities (which will include a supplemental indenture) and the complete preferred stock certificate of designation, if any.  If we issue debt securities, indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we have filed or would subsequently file with the SEC. Similarly, if we issue preferred stock, the certificate of designation containing the terms of such preferred stock being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

In this prospectus, when we use the terms “AMERCO,” the “Company,” “the combined company,” “we,” “us” or “our,” we mean AMERCO and its subsidiaries unless the context requires otherwise.

ABOUT AMERCO

We believe we are North America’s largest “do-it-yourself” moving and storage operator through our subsidiary U-Haul International, Inc. (“U-Haul”). U-Haul is synonymous with “do-it-yourself” moving and storage and is a leader in supplying products and services to help people move and store their household and commercial goods. Our primary focus is to provide our customers with a wide selection of moving rental equipment, convenient self-storage rental facilities and related moving and self-storage products and services.

We were founded in 1945 as a sole proprietorship under the name “U-Haul Trailer Rental Company” and have rented trailers ever since. Starting in 1959, we rented trucks on a one-way and in-town basis exclusively through independent U-Haul dealers. In 1974, we began developing our network of U-Haul managed retail centers, through which we rent our trucks and trailers, self-storage rooms and sell moving and self-storage products and services to complement our independent dealer network.

We rent our distinctive orange and white U-Haul trucks and trailers as well as offer self-storage rooms through a network of approximately 1,490 Company operated retail moving centers and 16,400 independent U-Haul dealers. In addition, we have an independent storage facility network with thousands of active affiliates, in which independent storage businesses have joined the world’s largest self-storage reservation system.  We also sell U-Haul brand boxes, tape and other moving and self-storage products and services to “do-it-yourself” moving and storage customers at all of our distribution outlets and through our eMove web site.  Another extension of our strategy to make “do-it-yourself” moving and storage easier is our U-Box® moving and storage pod program.  A U-Box moving and storage pod is delivered to a location of our customer’s choosing either by the customers themselves through the use of a U-Box trailer or by Company personnel. Once the U-Box moving and storage pod is filled, it can be stored at the customer’s location, or taken to any of our company operated locations, a participating independent dealer, or moved to a location of the customer’s choice.

 We believe U-Haul is the most convenient supplier of products and services addressing the needs of North America’s “do-it-yourself” moving and storage market. Our broad geographic coverage throughout the United States and Canada and our extensive selection of U-Haul brand moving equipment rentals, self-storage rooms and related moving and storage products and services provide our customers with convenient “one-stop” shopping.

Through Repwest Insurance Company (“Repwest”), our property and casualty insurance subsidiary, we manage the property, liability and related insurance claims processing for U-Haul. Oxford Life Insurance Company (“Oxford”) is our life insurance subsidiary.  Oxford sells Medicare supplement, life insurance, annuities and other related products to the senior market.

We are a publicly traded Nevada corporation.  Our common stock is listed on the NASDAQ Global Select Market under the symbol “UHAL.” Our principal executive offices are located at 1325 Airmotive Way, Suite 100, Reno, Nevada 89502-3239. Our telephone number is

(775) 688-6300, and our website address is http://www.amerco.com.  Information contained in or linked to our website is not a part of this prospectus.

You can get more information regarding our business by reading our most recent Annual Report on Form 10-K and the other reports and information that we file with the SEC.  See “Where You Can Find More Information.”

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” regarding future events and our future results of operations. We may make additional written or oral forward-looking statements from time to time in filings with the SEC or otherwise. We believe such forward-looking statements are within the meaning of the safe-harbor provisions of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Such statements may include, but are not limited to, projections of revenues, earnings or loss, estimates of capital expenditures, plans for future operations, products or services, financing needs and plans; our perceptions of our legal positions and anticipated outcomes of government investigations and pending litigation against us, liquidity, goals and strategies, plans for new business, storage occupancy, growth rate assumptions, pricing, costs, and access to capital and leasing markets as well as assumptions relating to the foregoing. The words “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

 Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could significantly affect results include, without limitation, the risk factors enumerated at the end of this section, as well as the following: the Company’s ability to operate pursuant to the terms of its credit facilities; the Company’s ability to maintain contracts that are critical to its operations; the costs and availability of financing; the Company’s ability to execute its business plan; the Company’s ability to attract, motivate and retain key employees; general economic conditions; fluctuations in our costs to maintain and update our fleet and facilities; our ability to refinance our debt; changes in government regulations, particularly environmental regulations; our credit ratings; the availability of credit; changes in demand for our products; changes in the general domestic economy; the degree and nature of our competition; the resolution of pending litigation against the Company; changes in accounting standards and other factors described in our most recent Annual Report on Form 10-K or the other documents we file with the SEC. The above factors, the following disclosures, as well as other statements in this prospectus and in the notes to our consolidated financial statements, could contribute to or cause such risks or uncertainties, or could cause our stock price to fluctuate dramatically. Consequently, the forward-looking statements should not be regarded as representations or warranties by the Company that such matters will be realized. The Company assumes no obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

 Additional factors or events that could affect our future results are described from time to time in our SEC reports. See in particular the “Risk Factors” section of this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

You should carefully consider the trends, risks and uncertainties described in the “Risk Factors” section of this prospectus and other information in this prospectus and reports filed with the SEC before making any investment decision with respect to the notes. If any of the trends, risks or uncertainties set forth in the “Risk Factors” section of this prospectus actually occurs or continues, our business, financial condition or operating results could be materially adversely affected. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock and various series of debt securities from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of such securities.  The debt securities will be unsecured or secured by certain assets owned by us or certain of our subsidiaries or third parties.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby.  Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes.

 Pending the use of the net proceeds, we may invest the net proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our ratio of earnings to fixed charges for the six months ended September 30, 2013 and for each year in the five year period ended March 31, 2013.  Earnings consist of earnings before interest expense and lease expense.  Fixed charges consist of interest expense and an estimate of the portion of lease expense related to the interest component.

Six Months Ended	Year Ended March 31,
September 30, 2013	2013	2012	2011	2010	2009
7.1x	4.1x	3.4x	3.1x	1.7x	1.1x

Since we had no preferred stock outstanding during any of the periods presented, the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred dividends are the same.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings.  Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•         through one or more underwriters or dealers in a public offering and sale by them;

•         through agents; or

•         directly to investors.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If we utilize underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with those underwriters.  The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased.  Underwriters may sell those securities to or through dealers.  The underwriters may change any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers from time to time.  If we utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

 If we utilize a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer, as principal.  The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

We may also use this prospectus to offer and sell securities through agents designated by us from time to time.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

We may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  We may also use this prospectus to directly solicit offers to purchase securities.  Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our subsidiaries will solicit or receive a commission in connection with those direct sales.  Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement.  Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions that we may approve.  The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business, for which they have received or will receive customary compensation.

LEGAL MATTERS

Certain legal matters will be passed upon for us by DLA Piper LLP (US).  If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

EXPERTS

The consolidated financial statements and schedules of AMERCO and consolidated subsidiaries as of March 31, 2013 and 2012 and for each of the three years in the period ended March 31, 2013, and the effectiveness of AMERCO’s internal control over financial reporting as of March 31, 2013, appearing in AMERCO’s Annual Report on Form 10-K for the year ended March 31, 2013, incorporated by reference in this Form S-3 have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file reports and other information with the SEC under the Exchange Act.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings also are available on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 to register the securities offered hereby.  This prospectus is a part of that registration statement.  As allowed by SEC rules, this prospectus does not contain all of the information that is in the registration statement and the exhibits to the registration statement.  For further information about AMERCO, investors should refer to the registration statement and its exhibits.  The registration statement is available at the SEC’s public reference room or website as described above.

We “incorporate by reference” information into this prospectus, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC.  These documents contain important information about AMERCO and are an important part of this prospectus.  We incorporate by reference in this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2013;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2013 and September 30, 2013;
•	those portions of our definitive proxy statement on Schedule 14A dated July 17, 2013, incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2013;
•	our current reports on Form 8-K filed on May 30, 2013, September 3, 2013, September 5, 2013, October 4, 2013, November 26, 2013 and December 6, 2013;
•

the description of AMERCO’s common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of any offering made under this prospectus and the prospectus supplement or supplements that will accompany any offering of securities hereunder.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished, but not filed, with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement.  Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above.  You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost.  Requests should be directed to Laurence De Respino, General Counsel, AMERCO, c/o U-Haul International, Inc., 2727 N. Central Avenue, Phoenix, AZ  85004, telephone, (602) 263-6977.

We  own the registered trademarks or service marks “U-Haul®”, “AMERCO®”, “In-Town®”, “eMove®”, “C.A.R.D.®”, “Safemove®”, “WebSelfStorage®”, “webselfstorage.com(SM)”, “uhaul.com®”, “Lowest Decks(SM)”, “Gentle Ride Suspension(SM)”, “Mom’s Attic®”,  “U-Box®”,  “Moving Help®”, “Safestor®”, “U-Haul Investors Club™”, “uhaulinvestorsclub.com(SM)”, “U-Note™”, among others, for use in connection with the moving and storage business.  This prospectus also includes product name and other trade names and service marks owned by AMERCO or its affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission.  Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov, as well as at our website at http://www.amerco.com.  You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Rooms.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, which will be borne by the registrant.

Securities and Exchange Commission registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

________________________

(1)	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.
(2)	These fees and expenses depend on the securities offered and the number of issuances and accordingly are not presently known and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Nevada General Corporation Law requires AMERCO to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. AMERCO’s Restated Articles of Incorporation eliminate personal liability of directors and officers, to AMERCO or its stockholders, for damages for breach of their fiduciary duties as directors or officers, except for liability (i) for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law, or (ii) for the unlawful payment of dividends. In addition, AMERCO’s Restated Articles of Incorporation provide that AMERCO shall indemnify, to the fullest extent authorized or permitted by law, any person made, or threatened to be made, a defendant in any action, suit, or proceeding by reason of the fact that he or she was a director or officer of AMERCO so long as such person is not liable pursuant to Section 78.138 of the Nevada General Corporation Law or acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of AMERCO, and, with respect to criminal actions or proceedings, had no reasonable cause to believe the conduct was unlawful. AMERCO has also executed indemnification agreements that provide that certain of AMERCO’s directors and officers shall be indemnified and held harmless by AMERCO to the fullest extent permitted by applicable law or the Restated Articles of Incorporation or Bylaws of AMERCO. The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law. The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1	Restated Articles of Incorporation of AMERCO (incorporated herein by reference to the Company’s Current Report on Form 8-K, filed on September 5, 2013, file no. 1-11255).
4.2	Restated By-Laws of AMERCO (incorporated herein by reference to the Company’s Current Report on Form 8-K, filed on September 5, 2013, file no. 1-11255).
4.3	Termination of Rights Agreement, dated as of March 5, 2008 (incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 11, 2008, file no. 1-11255).
4.4

U-Haul Investors Club Base Indenture, dated February 12, 2011 by and between AMERCO and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on February 22, 2011, file no. 1-11255).

4.5

First Supplemental Indenture, dated February 17, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on February 22, 2011, file no. 1-11255).

Exhibit Number	Description
4.6

Second Supplemental Indenture, dated February 17, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on February 22, 2011, file no. 1-11255).

4.7

Third Supplemental Indenture, dated March 1, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 4, 2011, file no. 1-11255).

4.8

Fourth Supplemental Indenture, dated March 15, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 22, 2011, file no. 1-11255).

4.9

Fifth Supplemental Indenture, dated March 15, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 22, 2011, file no. 1-11255).

4.10

Sixth Supplemental Indenture, dated March 29, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on April 1, 2011, file no. 1-11255).

4.11

Seventh Supplemental Indenture, dated March 29, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on April 1, 2011, file no. 1-11255).

4.12

Eighth Supplemental Indenture, dated April 12, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Annual Report on Form 10-K for the year end March 31, 2012, file no. 1-11255).

4.13

Ninth Supplemental Indenture, dated April 19, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on April 22, 2011, file no. 1-11255).

4.14

Tenth Supplemental Indenture, dated June 7, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on June 23, 2011, file no. 1-11255).

4.15

Eleventh Supplemental Indenture dated June 7, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on October 31, 2011, file no. 1-11255).

4.16

Twelfth Supplemental Indenture dated June 14, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on June 23, 2011, file no. 1-11255).

4.17

Thirteenth Supplemental Indenture dated June 28, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on July 20, 2011, file no. 1-11255).

Exhibit Number	Description
4.18

Fourteenth Supplemental Indenture dated July 20, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 17, 2011, file no. 1-11255).

4.19

Fifteenth Supplemental Indenture dated July 27, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 17, 2011, file no. 1-11255).

4.20

Sixteenth Supplemental Indenture dated August 31, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on September 28, 2011, file no. 1-11255).

4.21

Seventeenth Supplemental Indenture dated November 8, 2011 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on January 18, 2012, file no. 1-11255).

4.22

Eighteenth Supplemental Indenture dated January 7, 2012 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 26, 2012, file no. 1-11255).

4.23

Nineteenth Supplemental Indenture dated May 14, 2012 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on May 15, 2012, file no. 1-11255).

4.24

Twentieth Supplemental Indenture dated September 4, 2012 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on September 4, 2012, file no. 1-11255).

4.25

Twenty-first Supplemental Indenture dated January 15, 2013 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on January 15, 2013, file no. 1-11255).

4.26

Twenty-second Supplemental Indenture dated May 28, 2013 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on May 30, 2013, file no. 1-11255).

4.27

Twenty-third Supplemental Indenture dated November 26, 2013 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on November 26, 2013, file no. 1-11255).

4.28*	Form of Debt Security.

Exhibit Number	Description
5.1**	Opinion of DLA Piper LLP (US) regarding legality of the securities being registered.
12.1**	Statement of Computation of Ratios of Earnings to Fixed Charges.
23.1**	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
23.2**	Consent of BDO USA, LLP, independent registered public accounting firm for the Company.
24.1**	Power of Attorney (included on the signature page of this registration statement).
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.

_______________________

*	To be filed, if necessary, as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i),

(ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) that, (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on January 17, 2014.

AMERCO
By:/s/ Jason A. Berg
Name: Jason A. Berg
Title: Chief Accounting Officer (Principal Financial Officer)

By:/s/Edward J. Shoen
Name: Edward J. Shoen
Title: President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Edward J. Shoen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-3, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act or things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward J. Shoen	President and Chairman of the Board	Januar 17, 2014
Edward J. Shoen	(Principal Executive Officer)

/s/ Jason A. Berg	Chief Accounting Officer	January 17, 2014
Jason A. Berg	(Principal Financial Officer)

Signature	Title	Date

/s/ James E. Acridge	Director	January 17, 2014
James E. Acridge

/s/ Charles J. Bayer	Director	January 17, 2014
Charles J. Bayer

/s/ John P. Brogan	Director	January 17, 2014
John P. Brogan

/s/ John M. Dodds	Director	January 17, 2014
John M. Dodds

/s/ Michael L. Gallagher	Director	January 17, 2014
Michael L. Gallagher

/s/ Daniel R. Mullen	Director	January 17, 2014
Daniel R. Mullen

/s/ James P. Shoen	Director	January 17, 2014
James P. Shoen

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1	Restated Articles of Incorporation of AMERCO (incorporated herein by reference to the Company’s Current Report on Form 8-K, filed on September 5, 2013, file no. 1-11255).
4.2	Restated By-Laws of AMERCO (incorporated herein by reference to the Company’s Current Report on Form 8-K, filed on September 5, 2013, file no. 1-11255).
4.3	Termination of Rights Agreement, dated as of March 5, 2008 (incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 11, 2008, file no. 1-11255).
4.4

U-Haul Investors Club Base Indenture, dated February 12, 2011 by and between AMERCO and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on February 22, 2011, file no. 1-11255).

4.5

First Supplemental Indenture, dated February 17, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on February 22, 2011, file no. 1-11255).

4.6

Second Supplemental Indenture, dated February 17, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on February 22, 2011, file no. 1-11255).

4.7

Third Supplemental Indenture, dated March 1, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 4, 2011, file no. 1-11255).

4.8

Fourth Supplemental Indenture, dated March 15, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 22, 2011, file no. 1-11255).

4.9

Fifth Supplemental Indenture, dated March 15, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 22, 2011, file no. 1-11255).

4.10

Sixth Supplemental Indenture, dated March 29, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on April 1, 2011, file no. 1-11255).

Exhibit Number	Description
4.11

Seventh Supplemental Indenture, dated March 29, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on April 1, 2011, file no. 1-11255).

4.12

Eighth Supplemental Indenture, dated April 12, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Annual Report on Form 10-K for the year end March 31, 2012, file no. 1-11255).

4.13

Ninth Supplemental Indenture, dated April 19, 2011, by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on April 22, 2011, file no. 1-11255).

4.14

Tenth Supplemental Indenture, dated June 7, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on June 23, 2011, file no. 1-11255).

4.15

Eleventh Supplemental Indenture dated June 7, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on October 31, 2011, file no. 1-11255).

4.16

Twelfth Supplemental Indenture dated June 14, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on June 23, 2011, file no. 1-11255).

4.17

Thirteenth Supplemental Indenture dated June 28, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on July 20, 2011, file no. 1-11255).

4.18

Fourteenth Supplemental Indenture dated July 20, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 17, 2011, file no. 1-11255).

4.19

Fifteenth Supplemental Indenture dated July 27, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 17, 2011, file no. 1-11255).

4.20

Sixteenth Supplemental Indenture dated August 31, 2011 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on September 28, 2011, file no. 1-11255).

4.21

Seventeenth Supplemental Indenture dated November 8, 2011 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on January 18, 2012, file no. 1-11255).

4.22

Eighteenth Supplemental Indenture dated January 7, 2012 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on March 26, 2012, file no. 1-11255).

Exhibit Number	Description
4.23

Nineteenth Supplemental Indenture dated May 14, 2012 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on May 15, 2012, file no. 1-11255).

4.24

Twentieth Supplemental Indenture dated September 4, 2012 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on September 4, 2012, file no. 1-11255).

4.25

Twenty-first Supplemental Indenture dated January 15, 2013 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on January 15, 2013, file no. 1-11255).

4.26

Twenty-second Supplemental Indenture dated May 28, 2013 by and between the Company and U. S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on May 30, 2013, file no. 1-11255).

4.27

Twenty-third Supplemental Indenture dated November 26, 2013 by and between the Company and U.S. Bank National Association (incorporated by reference to the Company’s Current Report on Form 8-K, filed on November 26, 2013, file no. 1-11255).

4.28*	Form of Debt Security.
5.1**	Opinion of DLA Piper LLP (US) regarding legality of the securities being registered.
12.1**	Statement of Computation of Ratios of Earnings to Fixed Charges.
23.1**	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
23.2**	Consent of BDO USA, LLP, independent registered public accounting firm for the Company.
24.1**	Power of Attorney (included on the signature page of this registration statement).
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.

_______________________

*	To be filed, if necessary, as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	Filed herewith.